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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
[  ]   Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[X ]   Definitive Additional Materials
[  ]   Soliciting Material Under to ss.240.14a-12


                                    Refac
          ------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ---------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ---------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------

    (5) Total fee paid:

    ---------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ---------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------

    (3) Filing Party:

    ---------------------------------------------------------------------------

    (4) Date Filed:

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              As filed with the Commission on February 18, 2003

                   ISS RECOMMENDS THAT REFAC'S STOCKHOLDERS
                           VOTE FOR PALISADE MERGER

         Edgewater, New Jersey, February 18, 2003 - Refac (AMEX: REF) announced today that Institutional Shareholder Services ("ISS"), the nation's leading independent proxy voting advisory firm, has recommended that Refac's stockholders vote in favor of the Company's merger agreement with a wholly-owned subsidiary of Palisade Concentrated Equity Partnership, L.P. ("Palisade").

         ISS is an independent expert organization that advises many of the nation's largest institutional investors on shareholder voting matters. In issuing its report on the proposed transaction between Refac and Palisade, ISS said, "Based on the market premium and the fairness opinion rendered by Fleet Securities, we believe the merger agreement warrants shareholder support."

         In its analysis, ISS noted that, "Although Refac has considered alternative means of enhancing shareholder value in the past, no alternative has emerged that is equal in value to the merger."

         "We are very pleased with ISS's recommendation that our stockholders vote to approve the Palisade transaction," said Robert L. Tuchman, Chairman and CEO of Refac. "We look forward to the upcoming vote of stockholders."

         The special meeting of Refac stockholders to consider the merger will be held on Friday, February 28, 2003 at 10:00 a.m., New York City time, at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York.

         Institutional Shareholder Services, based in Rockville, Md., is the leading provider of proxy voting and corporate governance services, serving more than 950 clients worldwide. ISS analysts research and recommend votes for 20,000 shareholder meetings each year. Permission to quote ISS's report was neither sought nor obtained.

         For more information, please contact Refac's proxy solicitors, MacKenzie Partners, Ltd., 105 Madison Avenue, New York, New York 10016, Tel:
(212) 929-5500 or 1-800-322-2885, Fax: (212) 929-0308.

                                   * * * * *

         Statements about the Company's future expectations and all other statements in this document other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933,
Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that the "forward-looking statements" contained herein be subject to the above-mentioned statutory safe harbors. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected or inferred results. There are no assurances as to the amounts to be realized in connection with the sale of the Company's assets.

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